UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                                 AMENDMENT NO. 2

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           BISHOP CAPITAL CORPORATION
                 ----------------------------------------------
                (Name of Registrant as Specified In Its Charter)

     ----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

 Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1.   Title of each class of securities to which transaction applies:

     2.   Aggregate number of securities to which transaction applies:

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4.   Proposed maximum aggregate value of transaction: 5. Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1. Amount Previously Paid:
                          ---------------------------------------------
2. Form, Schedule or Registration Statement No.:
                                                -----------------------
3. Filing Party:
                -------------------------------------------------------
4. Date Filed:
              ---------------------------------------------------------

                           BISHOP CAPITAL CORPORATION
                             716 College View Drive
                             Riverton, Wyoming 82501

                                ___________, 2004

Dear Shareholder:

     You are cordially invited to attend the Special Meeting of Shareholders of Bishop Capital Corporation (the "Company" or "Bishop Capital") on _____________, ___________, 2004, at _____ __.m., Mountain Standard Time. The Special Meeting will be held at the Company's offices at 716 College View Drive, Riverton, Wyoming.

     Management has been evaluating the significant and continually increasing cost compared to the benefit, if any, of remaining a public company. The Company is paying substantial expenses to be a public company. However, there is no public market for the Company's shares and it is unlikely that there will be a public market for the Company's shares in the foreseeable future. The Board has determined that the costs of remaining a public company are not justifiable, nor in the best interest of the Company and its shareholders. For this reason the Board is recommending that the Company cease to be a public company.

     In order that the Company's business operations can continue without the economic burden of being a public company, the shareholders are being asked to approve an amendment to the Company's articles of incorporation to effect a 1 for 110 reverse stock split. If the reverse stock split is approved and implemented, the number of shareholders of record of the Company's common shares will be fewer than 300. The Company intends to terminate the registration of the common stock under the Exchange Act pursuant to Section 12(g)(4) of the Exchange Act. The Company's duty to file periodic reports with the SEC, such as quarterly and annual reports, will end.

     The accompanying Notice of Special Meeting and Proxy Statement describe the matters to be considered and voted upon at the Meeting. In addition to consideration of these matters, there will be a report to the shareholders on the affairs of the Company, and shareholders will have an opportunity to discuss matters of interest regarding the Company.

     It is important that your shares be represented, whether or not you plan to attend the Meeting personally. To ensure that your vote will be received and counted, please promptly complete, date and sign the Proxy included as Appendix A to the Proxy Statement and return it in the enclosed return envelope, whether or not you plan to attend the Meeting in person.

     We look forward to seeing you at the Special Meeting.

                                            Sincerely,

                                            /s/
                                            -----------------------------------
                                                 Robert E. Thrailkill,
                                                 Chairman of the Board

                           BISHOP CAPITAL CORPORATION
                             716 College View Drive
                             Riverton, Wyoming 82501


--------------------------------------------------------------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                   TO BE HELD ON __________, __________, 2004
--------------------------------------------------------------------------------


TO THE SHAREHOLDERS OF BISHOP CAPITAL CORPORATION:

     NOTICE is hereby given that the Special Meeting of Shareholders of Bishop Capital Corporation, a Wyoming corporation (the "Company" or "Bishop Capital"), will be held at the Company's offices at 716 College View Drive, Riverton, Wyoming, on __________, __________, 2004, at _______ __.m., Mountain Standard
Time, to consider and take action on the following matters:

     1. In order that the Company's business operations can continue without the economic burden of being a public company, the shareholders are being asked to approve an amendment to the Company's articles of incorporation to effect a 1 for 110 reverse stock split. If the reverse stock split is approved and implemented, the number of shareholders of record of the Company's common shares will be fewer than 300. The Company intends to terminate the registration of the common stock under the Exchange Act pursuant to Section 12(g)(4) of the Exchange Act. The Company's duty to file periodic reports with the SEC, such as quarterly and annual reports, will end; and

     2. To transact such other business as may properly come before the Meeting or any continuation, postponement or adjournment thereof.

     The statement of the foregoing proposals is only a summary, and is qualified in its entirety by the information relating to the proposals set forth in the accompanying Proxy Statement.

     The Board of Directors has fixed the close of business on ______________, 2004 as the record date (the "Record Date") for the determination of shareholders entitled to notice of the Special Meeting of Shareholders and entitled to vote at this Special Meeting and at any continuation, postponement or adjournment thereof.

     Date: __________, 2004 ("Notice Date")

                                            By Order of the Board of Directors

                                            /s/
                                            -----------------------------------
                                                 Robert E. Thrailkill,
                                                 Chairman of the Board

                           BISHOP CAPITAL CORPORATION
                             716 College View Drive
                             Riverton, Wyoming 82501

                            ------------------------

                                 PROXY STATEMENT
                            ------------------------


                                     GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors (the "Board") of Bishop Capital Corporation, a Wyoming corporation (the "Company" or "Bishop Capital"), for use at the Special Meeting of Shareholders to be held on __________, __________, 2004, at _____ __.m., Mountain Standard Time (the
"Special Meeting"), or at any continuation, postponement or adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting. The Special Meeting will be held at the Company's offices at 716 College View Drive, Riverton, Wyoming. The Proxy and Proxy Statement will be mailed to shareholders on or about __________, 2004.

     Management has been evaluating the significant and continually increasing cost compared to the benefit, if any, of remaining a public company. The Company is paying substantial expenses to be a public company. However, there is no public market for the Company's shares and it is unlikely that there will be a public market for the Company's shares in the foreseeable future. The Board has determined that the costs of remaining a public company are not justifiable, nor in the best interest of the Company and its shareholders. For this reason the Board is recommending that the Company cease to be a public company.

     If the reverse stock split is approved and implemented, the Company believes that the number of shareholders of record of the Company's common shares will be fewer than 300. The Company intends to terminate the registration of the common stock under the Exchange Act pursuant to Section 12(g)(4) of the Exchange Act. The decision by the Company to terminate Exchange Act registration upon implementation of the reverse stock split does not require shareholder approval and will not be voted on at the Meeting. The Company's duty to file periodic reports with the SEC, such as quarterly and annual reports, will end.

                               SUMMARY TERM SHEET

     This summary term sheet highlights selected information from this Proxy Statement about the proposed transaction. This summary term sheet may not contain all of the information that is important to you. For a more complete description of the transaction, you should carefully read this Proxy Statement and all of its Appendixes before you vote. For your convenience, we have directed your attention in parentheses to the location in this Proxy Statement where you can find a more complete discussion of each item listed below.

     Why is the Company Proposing a Reverse Stock Split? The 1 for 110 reverse stock split and purchase of fractional shares has been unanimously approved by our Board of Directors and is proposed to take us private by reducing the number of shareholders of record to fewer than 300, thereby: (i) relieving us of the costs of filing public documents, (ii) relieving us from the ongoing and increasing risks and obligations of regulation under the Securities Exchange Act of 1934, as amended, and (iii) allowing us to continue our long-term business plans. Please refer to the discussion set forth herein under the caption "Reasons for the Transaction."

     What Will I Receive if the Reverse Stock Split is Approved? If the reverse stock split is approved by the shareholders and implemented: Each share of existing common stock, par value $.01 will be exchanged for 1/110 of a share of common stock, par value $.01. New certificates representing fractional shares will not be issued. Instead, fractional shares will be purchased from holders at a rate of $.50 per whole share of pre-split common stock ($55 per whole share of post split common stock). This transaction will not involve commissions or transaction fees that would be charged if you were able to and sold shares in an open market. We estimate that up to an aggregate of approximately $42,500 will be paid to shareholders (including shareholders who hold their stock in street name) for their resulting fractional shares. A detailed discussion is set forth herein under the captions "Exchange of Certificates and Payment of Fractional Shares," "Effects of Reverse Stock Split," and "Federal Income Tax Consequences."

     How Will the Articles of Incorporation be Amended? Our Articles of Incorporation will be amended to reduce in a 1 for 110 ratio the total number of authorized shares of all classes of capital stock which the corporation shall have authority to issue from 20,000,000 shares to 181,820 shares, of which the total number of authorized shares of common stock, $.01 par value, will be reduced from 15,000,00 to 136,364 and the total number of authorized shares of Preferred Stock, no par value per share, will be reduced from 5,000,000 to 45,456 shares. Please refer to the discussion herein under the Caption "Effects of Reverse Stock Split," and Amendment to the Company's Articles of Incorporation, attached hereto as Appendix B.

     What Does Going Private Mean? If the reverse stock split is approved, after the transaction is completed, we estimate that we will have fewer than 300 shareholders of record remaining. Therefore, we will terminate the registration of our common stock under the Securities Exchange Act of 1934, as amended, as soon as possible after the approval by the shareholders by filing a Form 15 with the Securities and Exchange Commission. As a result, after the registration is terminated, we will not have to provide our shareholders with information that we currently provide, such as annual, quarterly and other reports required to be filed by us with the Securities and Exchange Commission (the "SEC"). Please refer to the discussion herein under the caption "Effects of the Reverse Stock Split."

     Do I Have Appraisal or Dissenters' Rights? Any shareholder who dissents from the proposal is entitled to the rights and remedies of dissenting shareholders as provided in Sections 17-16-1301 through 17-16-1331 of the Wyoming Business Corporation Act ("WBCA"), subject to compliance with the procedures set forth therein. A copy of Sections 17-16-1301 through 17-16-1331 of the WBCA is included as Appendix C to this proxy statement. More detailed information is set forth herein under the caption "Appraisal and Dissenter's Rights."

                              REVOCABILITY OF PROXY

     If the enclosed Proxy is executed and returned, it will be voted on the proposals as indicated by the shareholder. The shareholder may revoke the Proxy at any time prior to its use by notice in writing to Sherry L. Moore, Secretary of the Company, by executing a later dated Proxy and delivering it to the Company prior to the Meeting or by voting in person at the Meeting.

                                  SOLICITATION

     The cost of preparing, assembling and mailing the Notice of Special Meeting, Proxy Statement and Proxy (the "Proxy Materials"), miscellaneous costs with respect to the Proxy Materials and solicitation of the Proxies will be paid by the Company. The Company also may use the services of its directors, officers and employees to solicit Proxies, personally or by telephone, telegraph, or other reasonable means, but at no additional salary or compensation. The Company intends to request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the Proxy Materials to those persons for whom they hold such shares and request authority for the execution of the Proxies, and will reimburse them for the reasonable out-of-pocket expenses they incur.

                                VOTING SECURITIES

     Shareholders of record at the close of business on _______________, 2004 (the "Record Date") will be entitled to vote on all matters considered at the Meeting. On the Record Date, the Company had approximately 897,022 shares of common stock, $.01 par value, issued and outstanding. The holders of the common stock are entitled to one vote per share. The Company has no classes of voting securities outstanding other than its common stock. One-third of the issued and outstanding shares of all classes of voting securities entitled to vote, represented in person or by proxy, constitutes a quorum at any shareholders meeting. Broker non-votes and abstentions will be counted for purposes of determining a quorum; however, they will not be counted as votes cast. Therefore, such votes will not have the effect of a negative vote or a vote against any proposal.

                                   PROPOSAL 1

APPROVAL OF AN AMENDMENT OF THE ARTICLES OF INCORPORATION TO EFFECT A REVERSE
                                  STOCK SPLIT

     The board of directors has unanimously adopted a resolution seeking shareholder approval to amend our Articles of Incorporation to affect a 1 for 110 reverse stock split. A copy of the Amendment to Articles of Incorporation is attached to this proxy statement as Appendix B.

                           Reasons for the Transaction
                           ---------------------------

     Management has been evaluating the significant and continually increasing cost compared to the benefit, if any, of remaining a public company. The Company is paying substantial expenses to be a public company. However, there is no public market for the Company's shares and it is unlikely that there will be a public market for the Company's shares in the foreseeable future. The Board has determined that the costs of remaining a public company are not justifiable, nor in the best interest of the Company and its shareholders. For this reason the Board is recommending that the Company cease to be a public company.

     The time incurred by management and the costs of professional fees incurred to accountants and lawyers to comply with the reporting requirements of the 1934 Act have substantially increased, and it is anticipated that they will further increase due to the enactment of the Sarbanes-Oxley Act of 2002.

     For fiscal years ended 2003 and 2002, the Company had net income (loss) of $(408,387) and $227,372. The Company had more than $70,000 of 1934 Act reporting expenses in fiscal year ended 2003. The income in fiscal year ended 2002 was primarily from the sale of a property. During the six months ended September 30, 2003, the Company reported net income of $665,000, which compares to a loss of $260,000 during the six months ended September 30, 2002. The income for 2003 was primarily generated from the sale of a portion of the Company's remaining property. The sale of this property took an extended time to close. The Company continues to aggressively market its limited remaining property, but has no current contracts and such sales have been sporadic in the past few years. Therefore, the net income generated for the six months ended September 30, 2003, is currently not expected to be indicative of results estimated for the year ending March 31, 2004.

     The Company believes that because of the Company's continuing losses and illiquid assets, the common stock has and will continue to remain at a low value and very thinly traded. Absent a liquid public market, the shareholders only can realize the value of their investment from dividends to be paid when, as and if there is available income.

     In order that the Company's business operations can continue without the economic burden of being a public company, and to provide a source of liquidity for shareholders of small amounts of stock, the shareholders are being asked to approve an amendment to the Company articles of incorporation to effect a 1 for 110 reverse stock split.

     If the reverse stock split is approved and implemented, the number of shareholders of record of the Company's common shares will be fewer than 300. The Company intends to terminate the registration of the common stock under the Exchange Act pursuant to Section 12(g)(4) of the Exchange Act. The decision by the Company to terminate Exchange Act registration upon implementation of the reverse stock split does not require shareholder approval and will not be voted on at the Meeting. The Company's duty to file periodic reports with the SEC, such as quarterly and annual reports, will end.

                                   Background
                                   ----------

     The Company had _________ shares of common stock issued on the Record Date. If the reverse stock split is approved and implemented, each share of common stock will automatically be reclassified into 1/110 of a fully paid and non-assessable share of common stock without any further action on the part of the shareholders. Assuming no change in the number of outstanding shares from the Record Date, if the reverse stock split is approved, and all fractional interests are purchased, the currently outstanding shares of common stock will be converted into approximately 7,400 shares of common stock held by 145 record shareholders.

     The Company estimates that fractional shares totaling approximately 85,000 pre-split shares will be purchased in connection with the reverse split at a total cost of approximately $42,500.

     To those shareholders who would be bought out of fractional shares, the reverse stock split would terminate their fractional interest in the ongoing business of the Company and provide a cash payment to holders in lieu of their fractional shares. The Company believes that the cash price for fractional shares provides a substantial benefit since there is currently no established trading market for the Company's common stock and the ability of shareholders to liquidate their stock is limited.

     Further, the Company does not currently believe it will experience significant growth or asset appreciation in either of its real estate or oil and gas business segments and believes it is offering a fair cash price in exchange for an illiquid stock with low prospects for added value.

     While the Company believes the reverse stock split will result in the benefits described above, there are certain disadvantages. Shareholders owning fewer than 110 shares of common stock will lose their ownership interest in the Company and will not participate in the future business of the Company. If Management's conclusions about the decreasing business opportunities prove incorrect, these shareholders would not participate in any unexpected growth. Shareholders who are bought out will also not be able to easily monitor any progress or change in the Company because public information will no longer be available.

     Continuing shareholders will not have the opportunity for a public market for the Company's securities to develop. Termination of the Company's reporting obligations under the Exchange Act will substantially reduce the information that the Company is required to furnish to its shareholders or make publicly available. The anti-fraud provisions of Section 10b-5 and related state law provisions, however, will continue to apply after the going private transaction. Provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) of the Exchange Act, proxy statement disclosure in connection with shareholders meetings and the related requirement of an annual report to shareholders will no longer apply to the Company. Executive officers, directors and other affiliates will no longer be subject to any of the reporting requirements and restriction of the Exchange Act, including, without limitation, the reporting and short-swing profit provisions of Section 16 or Section 13(d).

                           Fairness of the Transaction
                           ---------------------------

     The Board believes that the reverse stock split transaction is fair and in the best interests of the Company and its shareholders. To determine the best interests of the Company and its shareholders, the Board considered a number of factors. The Board and members of management reviewed and discussed the Company's potential cost savings resulting from the termination of the registration of the Company's common stock and the anticipated effect of such savings on the Company's total expenses and future prospects. The Board considered the substantial amount of time and effort currently expended by management in complying with the requirements of being a public company. The Board also considered the effect the termination of the registration of the Company's common stock might have on the market for the common stock and the shareholders' ability to buy and sell shares. Taking all of these factors into consideration, the Board determined that the advantages of terminating registration of the common stock outweighed the potential detriments of deregistration.

     The Board considered alternatives to the reverse stock split, such as a spin-off of all the Company's assets to a non-reporting subsidiary, a parent-subsidiary merger or the repurchase of shares from odd-lot shareholders. However, based on, among other things, the Company's accountants' belief that the spin-off would constitute a taxable event, the Securities and Exchange Commission's unfavorable response to the spin-off and the fact that the Company has bad addresses for many of the odd-lot shareholders, the Board determined that the reverse stock split was the most expeditious and economical way of changing the Company's status from that of a public company to a private company.

     The Board and members of management analyzed the significant factors, in management's view, affecting the fair value of the repurchased fractional shares of common stock of the Company. In determining the purchase price for fractional shares, the Board was provided all requested financial and other information about the Company. The Board considered the following methods of valuation: current market prices, historical market prices, net book value, cash flow, liquidation value and going concern value.

     Current Market. The most current trade was on December 4, 2003 when 200 shares were traded at $.20 per share. Including that trade, there have been only 21,500 shares of the Company's stock traded since January 1, 2003.

     Historical Market. In 2001 and 2002, there were 56,100 and 18,800 shares of the Company's stock traded respectively. Trading prices have been inconsistent, but progressively lower. The weighted average price per share for the year is $.74 per share. A shareholder recently advised that if he sold his 30 shares at $.85 per share the broker fee would be in excess of what he would realize from the stock sale.

     Net Book Value. Based on the Company's September 30, 2003, financial statements the net book value is $3.14 per share. Although, as the Company has stated in its quarterly SEC filings, there are a number of significant financial obligations connected to assets in Colorado Springs, Colorado for on-site and offsite development costs for the remaining land plus partnership contributions and estimated possible capital calls relating to Creekside Apartments. Discounting the net book value by these obligations produces a discounted book value of $.46 per share.

     Cash Flow. Real estate sales are sporadic and usually take months to close. Gas royalty income is dependent on gas demand and price fluctuations, factors the Company has no control over. The gas market is very volatile with price fluctuations from $1.07 to $8.54 per mcf in the past three years. Sales volumes to the Company ranged between 4,800 mcf and 8,400 mcf per month. Additionally, there is a provision in the governing partnership agreement that will reduce the Company's royalty interest by 25% at a specified point in the future. The fiscal year ended March 31, 2003 resulted in a net loss. The net income for the six months ended September 30, 2003 is mainly a reflection of a real estate sale that closed in the three months ended June 30, 2003. The Company continues to aggressively market its limited remaining property, but has no current contracts and such sales have been sporadic in the past few years. Therefore, the net income generated for the six months ended September 30, 2003, is currently not expected to be indicative of results estimated for the year ending March 31, 2003. The Company's income and losses must be viewed in the large scope of an on going business with sporadic revenues. The lack of consistent revenue makes it impractical for the Company to prepare a cash flow projection.

     Liquidation Value. Over the past four years, the management of Bishop Capital Corporation has made numerous efforts to sell all or parts of the Company's assets and stock. The Company hired an outside consultant as well as using industry contacts in efforts to liquidate Company assets. None of the negotiations resulted in a sale or even a buyer making an earnest money deposit on a transaction. The Company incurred considerable expenses in these fruitless efforts. Over the past several years the economy and thus the real estate market in Colorado Springs, Colorado have been in a decline. Colorado Springs has lost nearly 9,000 jobs and has had troop deployments of nearly 11,000 soldiers. These factors combined with historically low home mortgage rates have pushed apartment occupancies down causing rental rate discounting. It is estimated that it will be several years before the economy recovers. Management believes the current fair market value of the Creekside Apartments approximates the current debt outstanding on this property, therefore it has no current equity value and furthermore, will require substantial additional capital to maintain through the bottom of this market. For the same reasons, the sale of commercial real estate owned by the company in Colorado Springs has substantially come to a halt with the exception of one sale in May 2003. The Company acquired approximately 90 acres of land in Colorado Springs in 1991. In the initial years, the Company sold the most preferential acres and has only 16 acres remaining that are non-prime, internal acres. While the Company continues to market the remaining acres, it could take a substantial period of time before they are sold. Additional funding will be required to perform the on-site and off-site development work necessary to complete any sales, substantially reducing the marketability of this property as a whole. Based on these and other factors associated with liquidation, management has determined the liquidation value per share to be $.37.

     Going Concern Value. Due to the diversity of the Company's assets, the purchase price of a similar company is not available. Typically, the added value of a going concern over liquidation value lies in management's expertise in managing and marketing the Company's assets. The Board assigned a 15% added value factor to the liquidation value of $.37 for a going concern value of $.42 per share.

     The Board did not assign specific weight to any particular valuation method in the determination of the minimum purchase price for the purposes of the reverse stock split, instead considering all the foregoing information and giving it such weight as it deemed relevant.

     As a result, the Board concluded that $.50 per share was a fair price in connection with the repurchase of fractional shares in connection with the reverse stock split.

     The Board determined that it was not in the best interests of the Company or its shareholders, including the Company's unaffiliated shareholders, to retain an independent financial advisor, third-party advisor or unaffiliated representative to prepare a report or opinion as to the procedural and/or substantive fairness of the proposed the purchase price. The Board determined that the expense of retaining such representation would outweigh the benefits to the Company and its shareholders.

     The Board also considered whether an independent financial advisor, third-party advisor or unaffiliated representative was necessary in order to make this transaction procedurally fair to the Company's shareholders, including its unaffiliated shareholders. The Board determined that the interests of the unaffiliated shareholders would be adequately represented and the proposed purchase price could be fairly determined by the Board. The Board noted that costs of being a public company and the resulting negative effect on the Company's financial situation is adversely affecting all shareholders, whether or not affiliated with the Company.

     Finally, the Board has determined it is unnecessary to require a majority vote of the unaffiliated shareholders to approve the reverse stock split. All shareholders having fractional interests, including unaffiliated shareholders currently holding less than 110 shares, will have an opportunity to assert dissenters' rights under Wyoming law. In addition, the proposed transaction will not materially change the rights, preferences or limitations of the unaffiliated shareholders who retain an equity interest in the Company.

     After consideration of all of the facts, the Board has unanimously determined that the proposed reverse stock split, taken as a whole, is substantively and procedurally fair to, and in the best interests of the Company and all of its shareholders.

            Exchange of Certificates and Payment of Fractional Shares
            ---------------------------------------------------------

     If the shareholders approve the reverse stock split, the Company will file the amendment to the articles of incorporation with the Secretary of Wyoming and the reverse stock split will be effective on the date of such filing (the "Effective Date"). As soon as practicable after the Effective Date, each holder of an outstanding certificate representing common stock will receive from the Company instructions for the surrender of such certificate. The instructions will include a letter of transmittal to be completed and returned to the Company with such certificate or an affidavit of lost certificate.

     As soon as practicable after the surrender to the Company of any certificate (or affidavit as to loss), together with a duly executed letter of transmittal and other documents the Company may specify, the Company shall deliver to the person in whose name such certificates have been issued, (i) new certificates registered in the name of such person representing the number of full shares of common stock into which the shares of common stock represented by the surrendered certificate shall have been reduced by the reverse stock split, and/or (ii) cash for fractional shares. Until surrendered, each certificate shall be deemed at and after the Effective Date to represent the number of full shares of common stock into which the shares of common stock represented by the surrendered certificate shall have been reduced by the reverse stock split.

     For the purpose of determining ownership of common stock at the Effective Date, shares will be considered to be held by the person in whose name those shares are registered in the records of the Company, regardless of the beneficial ownership of those shares.

     No service charges, brokerage commission or transfer taxes shall be payable by any holder of any old certificate in connection with the issuance of a new certificate, except that if any certificates are to be issued in a name other than that in which the certificates for shares of common stock surrendered are registered, it shall be a condition of such issuance that (i) the person requesting such issuance pay to the Company any transfer taxes payable by reason thereof (or prior transfer of such surrendered certificate, if any) or establish to the satisfaction of the Company that such taxes have been paid or are not payable, and (ii) such surrendered certificate shall be properly endorsed and otherwise in proper form for transfer, or the holder will supply a duly executed affidavit of lost certificate.

     No certificates or scrip representing fractional shares of common stock shall be issued in connection with the reverse stock split. Instead, shareholders holding a number of shares of common stock not evenly divisible by 110, and shareholders holding fewer than 110 shares of common stock, upon surrender of their old certificates will receive cash in lieu of fractional shares of common stock.

     The price payable by the Company for the repurchase of fractional shares will be determined by multiplying the pre-split number of shares of common stock being repurchased by $.50, the fair value of a pre-split share of common stock.

     The Company estimates that approximately 310 of the approximately 1674 record shareholders that hold less than 110 shares have had their proxy materials returned, undeliverable to the Company for more than two years. Any unclaimed funds payable to shareholders who do not deliver their certificates to the Company will be tendered to the State of Wyoming pursuant to its escheat laws.

                         Effects of Reverse Stock Split
                         ------------------------------

     If the reverse stock split is approved, the Company's Articles of Incorporation will be amended to reduce in a 1 for 110 ratio the total number of authorized shares of all classes of capital stock which the corporation shall have authority to issue from 20,000,000 shares to 181,820 shares, of which the total number of authorized shares of common stock, $.01 par value, will be reduced from 15, 000,00 to 136,364 and the total number of authorized shares of Preferred Stock, no par value per share, will be reduced from 5,000,000 to 45,456 shares. See Amendment to the Company's Articles of Incorporation, attached hereto as Appendix B.

     Rights, Preferences and Limitations. There are no differences between the respective rights, preferences or limitations of the common stock before and after the reverse stock split. If the reverse stock split is approved and implemented, each shareholder's percentage interest will be the same as it was prior to the approval of the proposal, except for the effect of the elimination of fractional shares. There will be no differences with respect to dividend, voting, liquidation or other rights associated with the Company's common stock before or after the reverse stock split.

     Market Capitalization. There can be no assurance that the total market capitalization of the common stock (the aggregate value of all the common stock at the then market price) after the proposed reverse stock split will be equal to or greater than the total market capitalization before the proposed reverse stock split or that the per share market price of the common stock following the reverse stock split will either equal or exceed the per share market price immediately prior to the reverse stock split.

     Potential Anti-Takeover Effect. The reverse stock split is not being proposed in response to any effort of which we are aware by a third party to accumulate the shares of common stock or obtain control of the Company. However, the amendment to the articles of incorporation to affect the reverse stock split could limit or otherwise affect the ability of third parties to take over or obtain change of the Company.

     Financial Effect. The Company expects that the total cost of the going private transaction will be approximately $94,600, including an estimated $52,100 in expenses and an estimated $42,500 to purchase fractional shares. Most of the purchase of fractional shares pursuant to the going private transaction will be funded from the Company's cash position. The other expenses of the transaction will be paid out of the operating cash flow of the Company. The reverse stock split will require a restatement of the Company's earnings per share and book value per share, but we do not believe the restatement is material. The restatement is found in the amended Schedule 13e-3 under the heading "Financial Statements."

     Effect on Market for Shares. The Company's common stock is currently listed on the pink sheets and there is no public market for our common stock. The Company estimates that the number of shares of common stock outstanding after the reverse stock split, if effected will be approximately 7,400 held by approximately 145 shareholders. The Company has no current plans to issue additional shares of stock, but the Company reserves the right to do so at any time and from time to time at such prices and on such terms as the Board determines to be in the best interests of the Company and its shareholders. Persons who continue as shareholders following implementation of the reverse stock split proposal will not have any preemptive or other preferential rights to purchase any of the Company's stock that may be issued by the Company in the future, unless such rights are currently specifically granted to such shareholder.

     Termination of Exchange Act Registration. The reverse stock split proposal will terminate the public registration of the common stock with the SEC under the Exchange Act, and the Company intends to terminate this registration as soon as practicable after approval of the reverse stock split proposal by the shareholders. The Company may terminate registration under the Exchange Act if the common stock is no longer held by 300 or more shareholders of record. Termination of registration of the common stock under the Exchange Act would substantially reduce the information required to be furnished by the Company to its shareholders and to the SEC and would make certain provisions of the Exchange Act, such as the requirement of providing annual and quarterly reports to shareholders, no longer applicable to the Company. With respect to the executive officers and directors of the Company, in the event of the intended termination of registration of the common stock under the Exchange Act: a) executive officers, directors and other affiliates would no longer be subject to many of the reporting requirements and restrictions of the Exchange Act, including without limitation, the reporting requirements and short-swing profit provisions of Section 16 thereof. Upon termination of Exchange Act registration, the Company will continue to be subject to the general anti-fraud provisions of federal and applicable state securities laws.

                         Federal Income Tax Consequences
                         -------------------------------

     The following discussion describes certain federal income tax consequences relevant to the transaction. The discussion is based on the Code, existing and proposed Treasury regulations promulgated thereunder, rulings, administrative pronouncements and judicial decisions, changes to which could materially affect the tax consequences described herein and could be made on a retroactive basis.

     The receipt of new certificate for full shares of common stock after the reverse stock split solely in exchange for an old certificate will not result in recognition of gain or loss to the remaining shareholders. The adjusted tax basis of the remaining shareholder's common stock will remain the same. The shareholder's holding period of common stock will remain the same. Shareholders who receive cash in lieu of fractional shares of common stock will be treated as receiving cash as payment in exchange for their fractional shares of common stock, and they will be entitled to recognize a gain or loss on sale, based on the difference between the amount of cash received and the adjusted basis of the fractional shares surrendered for cash. The gain or loss may qualify as a capital gain or loss, depending on the holding period and the nature of the holding. The Company will not recognize any gain or loss upon the reverse stock split.

     In addition, the tax consequences of the transaction may vary depending upon, among other things, the particular circumstances of the shareholder. For example, there may be tax consequences to shareholders: (a) who acquired common stock pursuant to the exercise of employee stock options or other compensation arrangements with the Company; (b) who are not citizens or residents of the United States; or (c) who are subject to special tax treatment under the Internal Revenue Code (such as dealers in securities, insurance companies, other financial institutions, regulated investment companies and shareholders who hold their shares as part of a hedge, straddle, or conversion transaction).

     THE TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. TO THE INDIVIDUAL NATURE OF TAX CONSEQUENCES, SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE TRANSACTION, INCLUDING THE EFFECTS OF APPLICABLE STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX LAWS OR FEDERAL TAX LAWS OTHER THAN THOSE PERTAINING TO INCOME TAX.

                        APPRAISAL AND DISSENTERS' RIGHTS
                        --------------------------------

     Under Wyoming law, each shareholder of the Company has the right to dissent from the consummation of the transaction and receive payment of the fair value of their common stock ("Dissenters' Rights"). Shareholders wishing to exercise their Dissenters' Rights must carefully comply with the applicable procedures set forth in Article 13 of the Wyoming Business Corporations Act ("WBCA"), which are summarized below. Shareholders who fail to follow the specific requirements of Article 13 will lose the right to payment of the fair value of their shares and will instead receive the consideration offered as part of the transaction. Appendix C to this Proxy Statement contains a complete copy of Article 13 of the WBCA. "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the transaction, excluding any appreciation or depreciation in anticipation of the transaction unless that exclusion would be inequitable. We strongly encourage you to read the attached Appendix C for a complete understanding of your rights.

     THE FOLLOWING PARAGRAPHS SUMMARIZE THE PROCEDURES FOR DISSENTING SHAREHOLDERS PRESCRIBED BY ARTICLE 13 OF THE WBCA AND THE FULL TEXT OF ARTICLE 13 IS INCLUDED AS APPENDIX C TO THIS PROXY STATEMENT. WE ENCOURAGE YOU TO READ THIS STATUTE AND/OR CONTACT YOUR LEGAL COUNSEL FOR A MORE COMPLETE UNDERSTANDING OF YOUR RIGHTS AND DUTIES.

     Wyoming law provides that each record or beneficial shareholder of the Company is entitled to dissent from the transaction and demand payment of the fair value of their shares of common stock. A shareholder wishing to exercise Dissenters' Rights must (1) prior to a shareholder vote on the transaction, deliver to the Company written notice of his or her intent to demand payment for shares when and if the shareholders approve the transaction, and (2) either abstain from voting on or vote against the transaction. A shareholder who votes in favor of the transaction may not exercise Dissenters' Rights. A beneficial shareholder as defined by the WBCA must cause the record shareholder to notify the Company of his or her intent to dissent and demand payment. A beneficial shareholder should contact his or her record shareholder who owns the beneficial shareholder's shares for instructions on how to dissent.

     Within ten days after the transaction becomes effective, the Company must deliver a written dissenter's notice (the "Dissenter's Notice") to all shareholders who properly deliver written notice of their intent to demand payment and who also either abstain from voting on or vote against the transaction. In the Dissenter's Notice, the Company must (1) state where the Company will receive payment demands and the stock certificates, (2) inform holders of uncertificated shares to what extent transfer of shares will be restricted after the payment demand is received, (3) supply a form which the dissenting shareholder may use to demand payment, (4) set the date by which the Company must receive the payment demand and the stock certificates, which cannot be less than 30 nor more than 60 days after the delivery of the Dissenter's Notice, and (5) include a copy of Article 13 of the WBCA.

     Furthermore, the Dissenter's Notice may require that all beneficial shareholders of the dissenting shares, if any, certify that they have asserted or will assert their Dissenters' Rights.

     After receiving the Dissenter's Notice a shareholder must demand payment in writing and deposit any stock certificates according to the instructions in the Dissenter's Notice. Any shareholders who fail to demand payment in writing or properly deposit stock certificates will not be entitled to the fair value of their shares. A shareholder's demand for payment and the deposit of any stock certificates is irrevocable except as provided in the WBCA. Once a shareholder demands payment, and, in the case of certified shares, deposits the certificates with the Company, he or she may not transfer his or her shares. However, if the Effective Time of the transaction does not occur within 60 days after the date the Company sets as the day by which a shareholder must demand payment, the Company must return the deposited shares and lift the transfer restrictions, and send a new Dissenter's Notice to the shareholders.

     Upon the later of the effective date of the transaction, or upon receipt of a demand for payment by a dissenting shareholder, the Company must pay each dissenting shareholder who properly demands payment and deposits his or her stock certificates the amount the Company estimates to be the fair value of such shares, plus accrued interest. The payment must be accompanied by (1) the Company's balance sheet for the fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of change in shareholders' equity for that year, and the latest available interim financial statement; (2) a statement of the Company's estimate of the fair value of the shares; (3) an explanation of how the estimate was calculated; (4) a statement of the dissenting shareholder's right to demand payment if he or she rejects the Company's estimate of the fair value of the shares; and (5) a copy of Article 13 of the WBCA.

     A dissenting shareholder may reject the Company's valuation of the fair value of the shares if: (1) the dissenting shareholder believes that the amount paid or offered is less than the fair value of the shares or that the interest due is incorrectly calculated; (2) the Company fails to make payment within 60 days after the date set for demanding payment; or (3) the Company does not return the deposited stock certificates within the time specified by the WBCA. In order to reject the Company's estimation of fair value, the shareholder must notify the Company of his or her rejection in writing within 30 days after the Company makes or offers to pay each dissenting shareholder. This notification must include either the shareholder's own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of their estimate, less any payment already made by the Company, or a demand for payment of the fair value of the shares and interest due. In the event a demand for payment remains unresolved, the Company may commence a court proceeding to determine the fair value of the shares and accrued interest within 60 days after receiving the payment demand from a dissenting shareholder.

                 Vote Required For Approval of Proposal Number 1
                 -----------------------------------------------

     A majority vote in favor of Proposal Number 1 by the outstanding shares entitled to vote thereon shall be required to approve the Proposal. Abstentions will be counted for purposes of establishing a quorum only. Only those votes cast for the Proposal will be counted as votes in favor or affirmative votes. On ___________, 2003, the Board of Directors approved the transaction.

     THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED ON THE FAIRNESS OR MERITS OF SUCH TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL NUMBER
1.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners
-----------------------------------------------

     The following table shows, as of __________, 2003, those persons known by the Company to be the beneficial owners of more than 5% of the Company's common stock:

                                              Amount and Nature
                    Name and Address            of Beneficial         Percent
Title of Class     of Beneficial Owner            Ownership           Of Class
--------------     -------------------            ---------           --------

 Common Stock      Robert E. Thrailkill            271,470              30.2%
                   716 College View Drive
                   Riverton, WY 82501

Security Ownership of Management
--------------------------------

     The following table shows, as of _________, 2003, management's ownership of the Company's common stock:

                                              Amount and Nature
                    Name and Address            of Beneficial         Percent
Title of Class     of Beneficial Owner            Ownership           Of Class
--------------     -------------------            ---------           --------

 Common Stock      Robert E. Thrailkill            271,470              30.2%
                   716 College View Drive
                   Riverton, WY 82501


 Common Stock      Robert J. Thrailkill             38,438               4.3%
                   716 College View Drive
                   Riverton, WY 82501

 Common Stock      Sherry L. Moore                  20,625               2.3%
                   716 College View Drive
                   Riverton, WY 82501

 Common Stock      All officers and directors      330,533              36.8%
                   as a group (three persons)



                  Selected Financial Data; Financial Statements

     The selected financial data presented below for fiscal years ended March
31, 2003 and 2002, have been derived from the audited financial statements of the Company. The selected combined financial data for the six months ended
September 30, 2003 and 2002 have not been audited. In management's opinion all adjustments consisting only of normal recurring adjustments necessary to present fairly the financial data for and at the end of such periods have been made. The data presented below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's financial statements, the accompanying notes and other financial information included in the Company's Annual Report on Form 10-KSB for the fiscal year ended
March 31, 2003 and Quarterly Report on Form 10-QSB for the quarter ended
September 30, 2003, copies of which are included with this Proxy Statement.


                                                                                 Historical
                                                                                 (Unaudited)
                                                          ---------------------------------------------------------
                                                                  Six Months Ended                 Year Ended
                                                                      September 30,                   March 31,
                                                          ---------------------------------------------------------
                                                          ---------------------------------------------------------
                                                              2003          2002            2003          2002
                                                          ---------------------------------------------------------
Statement of Income Data:

      Gross Profit on Real Estate Sold                        $ 504,227       $     0         $    0      $ 83,244
      Operating Expenses                                        214,533       238,649        477,132       477,959
                                                          ---------------------------------------------------------
      Income (Loss) From Operations                             289,694     (238,649)      (477,132)     (394,715)
      Other Income (Expense)                                    493,524      (50,113)         80,855       782,500
                                                          ---------------------------------------------------------
      Income (Loss) Before Income Taxes                         783,218     (288,762)      (396,277)       387,785
      Income Tax Provision  (deferred)                                0             0              0     (134,000)
                                                          ---------------------------------------------------------
                                                               783,218     (288,762)      (396,277)       253,785
      Minority Interest in Income of Partnership              (118,117)       (6,859)       (12,110)      (26,413)
                                                          ---------------------------------------------------------

      Net Income (Loss)                                         665,101     (259,721)    $ (408,387)      $227,372
                                                          ---------------------------------------------------------

      Earnings (Loss) Per Share (Basis and Diluted)              $ 0.74      $ (0.35)       $ (0.47)        $ 0.27
      Weighted Average Number of Shares Outstanding
           (Basic And Diluted)                                  897,022       855,095        871,809       844,000


Balance Sheet Data:
   Cash and Cash Equivalents                                  $  96,635      $  3,114      $  63,511     $ 107,094
   Working Capital                                            1,262,715       734,533        813,264     1,025,197
   Total Assets                                               3,182,093     2,760,522      2,678,710     3,057,033
   Long-term Debt, less current portion                               0       194,532              0       201,029
   Retained Earnings (Deficit)                                  612,228        59,792       (52,874)       355,513
   Total Shareholders' Equity                                 2,812,600     2,230,164      2,678,710     2,495,886

                                                         16

     Hein + Associates LLP, the Company's independent auditors, have audited our financial statements at March 31, 2003 and for each of the years ended March 31, 2003 and 2002, as set forth in their report which is included the Company's Annual Report on Form 10-KSB. The Company does not anticipate having a representative of Hein + Associates LLP at the Special Meeting.

     After the transaction, the Company will provide year-end financial statements upon written request by a shareholder.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

     The Company's 2003 Annual Report on Form 10-KSB and Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003 are incorporated by reference into this Proxy Statement. A copy of these Reports is included with this Proxy Statement. The Company will provide a copy of the Company's 2003 Annual Report on Form 10-KSB and Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003 without charge to any person who receives a copy of this Proxy Statement, but does not receive a copy of the Reports. A request for a copy of the Reports should be sent to Sherry L. Moore, Secretary, Bishop Capital Corporation, 716 College View Drive, Riverton, Wyoming 80215, and must set forth a good faith representation that, as of ____________, 2004, the record date for the Special Meeting, the person making such request was a beneficial owner of shares of the Company's common stock. Any shareholder also may obtain the exhibits to the Reports by written request to Sherry L. Moore. Each person making any such request will be required to pay a fee of $.25 per page to cover the Company's expenses in furnishing such exhibits.

                             ADDITIONAL INFORMATION

     We have filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 under the Exchange Act with respect to the Reverse Split. The Schedule 13E-3 contains additional information about the Company. Copies of the Schedule 13E-3 are available for inspection and copying at our principal executive offices during regular business hours by any shareholder of the Company, or representative of shareholder who has been so designated in writing, or by request directed to Sherry Moore, Chief Financial Officer, Principal Accounting Officer and Secretary at Bishop Capital, 716 College View Drive, Riverton, WY 82501, telephone: (307) 856-3800.

     We are currently subject to the reporting requirements of the Exchange Act and, therefore, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we have on file with the SEC at the SEC's public reference room in Washington, DC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

                          TRANSACTION OF OTHER BUSINESS

     At the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the Special Meeting is as set forth above. If any other matter or matters are properly brought before the Special Meeting, or any continuation, postponement or adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their best judgment.

                                            By Order of the Board of Directors

                                            /s/
                                            ----------------------------
                                                 Robert E. Thrailkill
                                                 Chairman of the Board



Notice Date:  __________, 2004

                                   APPENDIX A


                         SPECIAL MEETING OF SHAREHOLDERS
                   TO BE HELD ON __________, __________, 2004

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     KNOW ALL MEN BY THESE PRESENTS: That the undersigned shareholder of Bishop Capital Corporation (the "Company") hereby constitutes and appoints Robert E. Thrailkill and Sherry L. Moore, or either of them, as attorneys and proxies to appear, attend and vote all of the shares of the common stock of Bishop Capital Corporation standing in the name of the undersigned at the Special Meeting of Shareholders of Bishop Capital Corporation, to be held at the Company's offices at 716 College View Drive, Riverton, Wyoming, on __________, __________, 2004, at ____ __.m. Mountain Standard Time, and at any adjournment or adjournments thereof. Management will vote its proxies to adjourn the meeting, if necessary, to insure that sufficient votes are obtained. The Company proposes the following matters:

     1. In order that the Company's business operations can continue without the economic burden of being a public company, the shareholders are being asked to approve an amendment to the Company's articles of incorporation to effect a 1 for 110 reverse stock split. If the reverse stock split is approved and implemented, the number of shareholders of record of the Company's common shares will be fewer than 300. The Company intends to terminate the registration of the common stock under the Exchange Act pursuant to Section 12(g)(4) of the Exchange Act. The Company's duty to file periodic reports with the SEC, such as quarterly and annual reports, will end.

              For          _______

              Against      _______

     2. Such other business as may properly come before the Meeting, or any adjournment or adjournments thereof.


THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED HEREON WITH RESPECT TO PROPOSAL NUMBER 1. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED HEREBY WILL BE VOTED FOR PROPOSAL NUMBER 1. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS.

Please check if you intend to be present at the Special Meeting.  _____

Please mark, date and sign your name exactly as it appears hereon and return the Proxy in the enclosed envelope as promptly as possible. It is important to return this Proxy properly signed in order to exercise your right to vote if you do not attend the Meeting and vote in person. When signing as agent, partner, attorney, administrator, guardian, trustee or in any other fiduciary or official capacity, please indicate your title. If stock is held jointly, each joint owner must sign.


Date:_______________, 2004             Address if different from that on label:



--------------------------             ----------------------------------------
Signature(s)                           Street Address

                                       ----------------------------------------
--------------------------             City, State and Zip Code
Print Name


--------------------------
Number of Shares

                                   APPENDIX B

                            ARTICLES OF AMENDMENT TO
                          ARTICLES OF INCORPORATION OF
                           BISHOP CAPITAL CORPORATION

                              _______________, 2004

     The Articles of Incorporation of Bishop Capital Corporation (the "Corporation") are hereby amended as follows:

     The first paragraph of Article II shall be revised as follows:

     The total number of shares of all classes of capital stock which the corporation shall have authority to issue is 181,820 shares, of which 45,456 shares shall be shares of Preferred Stock, no par value per share, and 136,364 shares shall be shares of Common Stock, $.01 par value per share.

     Article II, Sections II(a), (b) and (c), and the remainder of the Articles of Incorporation, shall remain unchanged.

     This amendment was adopted on _______________, 2004, by the shareholders.

     Prior to this amendment, the Corporation's only authorized class of voting securities was its Common Stock, $.01 par value, of which 15,000,000 shares were authorized and ________ shares were outstanding. All Common Stock in the Corporation is entitled to one vote per share for each matter coming before a meeting of the shareholders.

     On ______________, 2004, a duly constituted quorum of common shareholders approved the amendment. There were ________ shares of Common Stock representing ________ votes indisputable represented at the meeting. The number of common shares that voted in favor of the amendment was __________. The number of common shares that voted against the above amendments was ____________. The number of votes cast for the amendment by the common shares was sufficient for approval by the common shares.

     Without regard to any other provision of the Articles of Incorporation or Bylaws, each share of Common Stock issued and outstanding immediately prior to the time this amendment becomes effective shall be and is hereby automatically reclassified and changed (without any further act) into 1/110th of a fully paid and nonassessable share of Common Stock, without increasing or decreasing the amount of capital of the Corporation, provided that no fractional shares shall be issued. Instead of issuing such fractional shares, the Corporation shall pay in cash the fair value of such fractional shares as of the time when this amendment becomes effective.

     IN WITNESS HEREOF, these Articles of Amendment to Articles of Incorporation have been duly executed on this _____ day of ______________, 2004

                                            BISHOP CAPITAL CORPORATION



                                            By: _______________________________
                                            Name: _____________________________
                                            Title: ____________________________

                                   APPENDIX C


                                   ARTICLE 13
                               DISSENTERS' RIGHTS

     17-16-1301. Definitions.

          (a) As used in this article:

              (i) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder;

              (ii) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving, new, or acquiring corporation by merger, consolidation, or share exchange of that issuer;

              (iii) "Dissenter" means a shareholder who is entitled to dissent from corporate action under W.S. 17-16-1302 and who exercises that right when and in the manner required by W.S. 17-16-1320 through 17-16-1328;

              (iv) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

              (v) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans, or, if none, at a rate that is fair and equitable under all the circumstances;

              (vi) "Record shareholder" means the person in whose names shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation;

              (vii) "Shareholder" means the record shareholder or the beneficial shareholder.

     17-16-1302. Right to dissent.

          (a) A shareholder is entitled to dissent from, and to obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

              (i) Consummation of a plan of merger or consolidation to which the corporation is a party if:

                  (A) Shareholder approval is required for the merger or the consolidation by W.S. 17-16-1103 or 17-16-1111 or the articles of incorporation and the shareholder is entitled to vote on the merger or consolidation; or

                  (B) The corporation is a subsidiary that is merged with its parent under W.S. 17-16-1104.

              (ii) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

              (iii) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;

              (iv) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

                  (A) Alters or abolishes a preferential right of the shares;

                  (B) Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

                  (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

                  (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

                  (E) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under W.S. 17-16-604.

              (v) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

          (b) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

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     17-16-1303.  Dissent by nominees and beneficial owners.

          (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one (1) person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

          (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

              (i) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

              (ii) He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

     17-16-1320.  Notice of dissenters' rights.

          (a) If proposed corporate action creating dissenters' rights under W.S. 17-16-1302 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

          (b) If corporate action creating dissenters' rights under W.S. 17-16-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in W.S. 17-16-1322.

     17-16-1321.  Notice of intent to demand payment.

          (a) If proposed corporate action creating dissenters' rights under W.S. 17-16-1302 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and shall not vote his shares in favor of the proposed action.

          (b) A shareholder who does not satisfy the requirements of subsection
(a) of this section is not entitled to payment for his shares under this article.

     17-16-1322.  Dissenters' notice.

          (a) If proposed corporate action creating dissenters' rights under W.S. 17-16-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of W.S. 17-16-1321.

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          (b) The dissenters' notice shall be sent no later than ten (10) days after the corporate action was taken, and shall:

              (i) State where the payment demand shall be sent and where and when certificates for certificated shares shall be deposited;

              (ii) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

              (iii) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

              (iv) Set a date by which the corporation shall receive the payment demand, which date may not be fewer than thirty (30) nor more than sixty (60) days after the date the notice required by subsection (a) of this section is delivered; and

              (v) Be accompanied by a copy of this article.

     17-16-1323.  Duty to demand payment.

          (a) A shareholder sent a dissenters' notice described in W.S. 17-16-1322 shall demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to W.S. 17-16-1322(b)(iii), and deposit his certificates in accordance with the terms of the notice.

          (b) The shareholder who demands payment and deposits his share certificates under subsection (a) of this section retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

          (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

     17-16-1324.  Share restrictions.

          (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under W.S. 17-16-1326.

          (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

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     17-16-1325.  Payment.

          (a) Except as provided in W.S. 17-16-1327, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with W.S. 17-16-1323 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

          (b) The payment shall be accompanied by:

              (i) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

              (ii) A statement of the corporation's estimate of the fair value of the shares;

              (iii) An explanation of how the interest was calculated;

              (iv) A statement of the dissenter's right to demand payment under W.S. 17-16-1328; and

              (v) A copy of this article.

     17-16-1326.  Failure to take action.

          (a) If the corporation does not take the proposed action within sixty
(60) days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

          (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it shall send a new dissenters' notice under W.S. 17-16-1322 and repeat the payment demand procedure.

     17-16-1327.  After-acquired shares.

          (a) A corporation may elect to withhold payment required by W.S. 17-16-1325 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

          (b) To the extent the corporation elects to withhold payment under subsection (a) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under W.S. 17-16-1328.

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     17-16-1328. Procedure if shareholder dissatisfied with payment or offer.

          (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate, less any payment under W.S. 17-16-1325, or reject the corporation's offer under W.S. 17-16-1327 and demand payment of the fair value of his shares and interest due, if:

              (i) The dissenter believes that the amount paid under W.S. 17-16-1325 or offered under W.S. 17-16-1327 is less than the fair value of his shares or that the interest due is incorrectly calculated;

              (ii) The corporation fails to make payment under W.S. 17-16-1325 within sixty (60) days after the date set for demanding payment; or

              (iii) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment.

          (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection (a) of this section within thirty (30) days after the corporation made or offered payment for his shares.

     17-16-1330.  Court action.

          (a) If a demand for payment under W.S. 17-16-1328 remains unsettled, the corporation shall commence a proceeding within sixty (60) days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty (60) day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

          (b) The corporation shall commence the proceeding in the district court of the county where a corporation's principal office, or if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

          (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

          (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this section is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in the amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

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          (e) Each dissenter made a party to the proceeding is entitled to judgment for:

              (i) The amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation; or

              (ii) The fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under W.S. 17-16-1327.

     17-16-1331.  Court costs and counsel fees.

          (a) The court in an appraisal proceeding commenced under W.S. 17-16-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under W.S. 17-16-1328.

          (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

              (i) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of W.S. 17-16-1320 through 17-16-1328; or

              (ii) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

          (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                       7